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                                                                   EXHIBIT 10.51




                                 PROMISSORY NOTE


Non-Negotiable

                                               Date of Issue: September 30, 1997
                                          Place of Issue: Chandler, Arizona, USA


In accordence with execution of the ATL EQUITY PURCHASE AGREEMENT, on September 30, 1997, the undersigned:

ADFLEX SOLUTIONS, INC., A DELAWARE CORPORATION, OF 2001 W. CHANDLER BLVD., CHANDLER, ARIZONA, USA, hereby irrevocably and unconditionally promises to pay, on September 30, 1998, to the order of HANA MICROELECTRONICS PUBLIC COMPANY LIMITED, A REGISTERED COMPANY OF THAILAND, OF 10/4 MOO 7, SOI MAHANAKORN-NIVATE, VIBHAVADI-RANGSIT ROAD, BANGKOK, THAILAND the principal sum of United States Dollars One Million ( $ 1,000,000 ) and interest thereon from and including September 30, 1997 to but not including September 30, 1998 at the rate of 5.81 % per annum, being the applicable federal rate published by the Internal Revenue Service, and computed on the basis of year of 365 days.

THE MAKER hereby waives any and all requirements of presentment for payment, notice, protest, notice of non-payment or otherwise.

This Promissory Note shall be governed by and interpreted in the conformity of the laws of the State of Arizona, USA.


For and on behalf of ADFlex Solutions, Inc.





/s/ Rolando C. Esteverena                         /s/ Donald E. Frederick
---------------------------                       ---------------------------
    Rolando Esteverena                                Donald E. Frederick
    Chairman and CEO                                  Vice President and CFO

Date    September 30, 1997                        Date    September 30, 1997